UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2020

INPIXON

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	INPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

Following the issuance of the shares of common stock, par value $0.001 per share (the “Common Stock”), of Inpixon (the “Company”) described in Item 8.01 below, as of May 20, 2020, the Company will have 24,477,162 shares of Common Stock issued and outstanding

The information contained below in Item 8.01 with respect to the shares of Common Stock issued or issuable to the noteholder is hereby incorporated by reference into this Item 3.02. The offer and sale of such shares was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption from registration under Section 3(a)(9) of the Securities Act, in that (a) the shares of Common Stock were issued in exchange for the partitioned notes which were each another outstanding security of the Company; (b) there was no additional consideration of value delivered in connection with the exchanges; and (c) there were no commissions or other remuneration paid by the Company in connection with the exchanges.

Item 8.01	Other Events.

Equity Distribution Sales

Pursuant to the terms and conditions of that certain Equity Distribution Agreement, dated as of March 3, 2020, by and between the Company and Maxim Group LLC (“Maxim”), since the Company’s last update on May 12, 2020, the Company has sold 4,678,610 shares of Common Stock at a weighted average price per share of $1.24. These sales resulted in gross proceeds to the Company of $5,806,403.53. Maxim will receive aggregate compensation of $232,256.14, based on a rate of 4.0% of the gross sales, for net proceeds to the Company equal to $5,574,147.39. Such sales were made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-223960), which was filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2018, as amended on May 15, 2018, and declared effective on June 5, 2018 (the “Registration Statement”), and a base prospectus dated as of June 5, 2018 included in the Registration Statement and the prospectus supplement relating to the offering filed with the SEC on March 3, 2020.

Exchange Agreements

Since May 12, 2020, the Company has entered into agreements to issue an aggregate of 975,704 shares of Common Stock (the “Exchange Shares”) to the holder of that certain outstanding promissory note issued on September 17, 2019 (the “Original Note”), at a weighted average price per share equal to $1.15, which was equal to the Minimum Price as defined in Nasdaq Listing Rule 5635(d) in each case. Pursuant to such exchange agreements, the Company and the noteholder agreed to (i) partition new promissory notes in the form of the Original Note in the aggregate original principal amount equal to $1,120,174.25 and then cause the outstanding balance of the Original Note to be reduced by the same amount; and (ii) exchange the partitioned notes for the delivery of the Exchange Shares.

Cautionary Note Regarding Forward-Looking Statements

The information contained in this Current Report on Form 8-K and the exhibits attached hereto contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “intend,” “may,” “should,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: May 18, 2020	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer